Exhibit 10.2	Agreement between Bhindi Mines LLC and Sweetwater Resources, Inc. dated November 1, 2007

THIS DEED OF ASSIGNMENT OF MINERAL CLAIM made the 1st day of November, 2007.

BETWEEN:
BHINDI MINES LLC.,
A limited liability company having its registered office at Bhopal, India,
(hereinafter together with its successors and assigns is referred to as the “the Assignor” of the first part)

AND:
SWEETWATER RESOURCES, INC.,
A limited liability company having its registered office at Elenjipra, India,
(hereinafter together with its successors and assigns is referred to as the “the Assignee” of the first part)

WITNESSES THAT WHEREAS:

A.
THE Assignor has agreed to assign to the Assignee its complete interest in the mineral claim known and described as “the Bhavnagar Gold Claim” situated, lying and being in Surat, India, (hereinafter referred to as “the Claim”), free and clear of all claims, encumbrances, liens or charges, to the Assignee and the parties have agreed to assignment upon the terms and conditions contained herein.

NOW THEREFORE THIS DEED OF ASSIGNMENT WITNESSES AS FOLLOWS:

1.
THE Assignor CONSENTS TO AND HEREBY TRANSFERS, ASSIGNS, CONVETYS AND DELIVERS all of the rights, title and interest in the Claim to the Assignee which hereby agrees to take the assignment of the same from the 1st day of November, 2007.

2.	THE Assignee hereby agrees to be bound by all the terms and conditions of the Assignment Agreement and hereby covenants with the Assignor to observe the same.

3.
THE Assignee hereby also agrees with the Assignor as follows:
(i)                      that the sum of $5,000.00 (Five Thousand) in United States lawfulcurrency be paid to the Assignor by the Assignee as consideration for                          the Assignment of the Claim.

4.	UPON receipt by the Assignor for the consideration it referred to in clause 3 (i) above the Assignor shall thereafter release the Assignee from all further obligations under the Assignment Agreement.

5.
THE Parties covenant with each other to do all such acts matters and thing and take all necessary steps as may be necessary and/or requisite for the purpose of carrying into effect the matters set out herein.

6.
IN the event that any provision of this Assignment Deed or its application to any person or circumstances is or is found to be invalid or unenforceable that invalidity or enforceability of such provisions shall not affect the validity or enforceability of the other provisions of this Assignment Deed or the application of such other provisions to any person or circumstances which other provisions shall remain in full force and effect.

7.	THIS Assignment Deed shall not be charged or modified in any way subsequent to its execution except in writing signed by the parties.

8.
THIS Assignment Deed forms the whole of the agreement between the parties respecting the subject matter hereto and no representation, warranty or statement not included or specifically provided for herein shall form part of the Assignment Deed between the parties.

9
THIS Assignment Deed shall be governed and construed exclusively by the Laws of India where the said properties are situated and the parties hereto agree that only the Court of Law in India shall have jurisdiction to entertain any action in respect of this Assignment Deed and no matters flowing from this Assignment Deed.

10.	THE cost of this Assignment Deed shall be paid by the Assignee.

In witness whereof the parties have executed this Assignment Deed via their respective authorized signatories as follows:

Witness:	BHINDI MINES LLC
Per:
KAISNAJI BHINDI
Authorized Signatory of Bhindi Mines LLC

Witness:	SWEETWATER RESOURCES, INC.
Per:
JOSE MADAPPILLY
Authorized Signatory for Sweetwater Resources, Inc.